Exhibit 99.1
Contact:
Jeff Misakian
Vice President, Investor Relations
(562) 552-9417
jmisakian@go2uti.com
UTi WORLDWIDE REPORTS FISCAL 2011
SECOND QUARTER RESULTS
Long Beach, Calif., September 2, 2010 — UTi Worldwide Inc. (NASDAQ: UTIW) today reported financial results for its fiscal 2011 second quarter ended July 31, 2010.
Fiscal Second Quarter 2011 vs. 2010 Results:
•	Revenues were $1,151.1 million, an increase of 37 percent from $840.5 million.

•	Net revenues (revenues minus purchased transportation costs) were $379.1 million, an increase of 12 percent from $339.4 million.

•	Operating income was $33.9 million, an increase of 51 percent from $22.4 million.

•	Net income attributable to UTi Worldwide Inc. was $18.9 million, or $0.19 per diluted share, compared to $11.8 million, or $0.12 per diluted share.
Eric W. Kirchner, chief executive officer, said, “Our improved results were primarily driven by strong volumes and better operating margins. Airfreight and ocean freight volumes continued to grow faster than the market and were higher than volumes recorded in the second quarter two years ago, prior to the financial crisis. Results remain tempered by yield pressure due to continued high transportation rates, and we expect these rates to remain volatile on many trade lanes for the rest of the year. We are also expecting volume growth to moderate during the second half of the year due to a slowing global economy and more difficult comparisons to the prior year.
“We continue to be encouraged by improvements in our contract logistics and distribution business, which reported solid revenue growth and higher operating margins. Client volumes improved in the quarter, particularly in retail and consumer markets, and we continue to manage our operations more efficiently. Our transformation initiatives remain on schedule and we are making good progress in all areas.”

Revenues increased 37 percent in the 2011 fiscal second quarter compared to the prior-year second quarter primarily due to the higher airfreight and ocean freight volumes. Net revenues increased 12 percent, less than the revenue increase, principally because of yield pressure. On an organic, constant currency basis, adjusted net revenues increased 11 percent compared to the second quarter last year.
Operating expenses in the second quarter of fiscal 2011, excluding purchased transportation costs, were $345.2 million, an increase of nine percent compared to the same period last year. The increase primarily reflects expenses associated with revenue growth. On an organic, constant currency basis, operating expenses in the fiscal 2011 second quarter were eight percent higher than the same period last year, less than the net revenue increase. Operating expenses in the fiscal 2010 second quarter included severance and restructuring charges totaling $2.7 million.
The company reported operating income in the fiscal 2011 second quarter of $33.9 million, which represented 8.9 percent of net revenues. This compares to operating income in the year-ago second quarter of $22.4 million, or 6.6 percent of net revenues. The operating income and margin increases reflect the higher volumes in freight forwarding and contract logistics, which were somewhat offset by lower yields in freight forwarding and distribution operations.
The substantial increase in volumes and carrier rates during the first six months of fiscal 2011 necessitated significant additional working capital to fund duties and carrier costs on behalf of clients. Consequently, the company used cash in operations totaling $48.5 million in the six months ended July 31, 2010, compared to cash provided by operations of $66.3 million in the same period last year.
Investor Conference Call:
UTi management will host an investor conference call today, September 2, 2010, at 8:00 a.m. PDT (11:00 a.m. EDT) to review the company’s financials and operations for the fiscal 2011 second quarter. Investment professionals are invited to participate in the live call by dialing 877-941-2332 (domestic) or 480-629-9722 (international) using conference ID 4352289. The call will be open to all interested investors through a live, listen-only audio Internet broadcast at www.go2uti.com and www.earnings.com. For those who are not available to listen to the live broadcast, the call will be archived for one year at both Web sites. A telephonic playback of the conference call also will be available from approximately 11:00 a.m. PDT, today, through September 5, 2010, by calling 800-406-7325 (domestic) or 303-590-3030 (international) and using replay passcode 4352289.
About UTi Worldwide:
UTi Worldwide Inc. is an international, non-asset-based supply chain services and solutions company providing air and ocean freight forwarding, contract logistics, customs brokerage, distribution, inbound logistics, truckload brokerage and other supply chain management services. The company serves a large and diverse base of global and local companies, including clients operating in industries with unique supply chain requirements such as the pharmaceutical, retail, apparel, chemical, automotive and technology industries. The company seeks to use its global network, proprietary information technology systems, relationships with transportation providers, and expertise in outsourced logistics services to deliver competitive advantage to each of its clients’ supply chains.

Use of Non-GAAP Financial Information:
This press release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules. UTi believes that meaningful analysis of its financial performance requires an understanding of the factors underlying that performance and the company’s judgments about the likelihood that particular factors will repeat. Short-term patterns and long-term trends may be obscured by the impact of certain items. For this reason, the company has referred to organic, constant-currency revenue and net revenue growth, which are adjusted to exclude the impact of acquisitions made since the beginning of the comparative period and the impact of currency fluctuations between comparable periods; and to organic, constant-currency operating expenses, which are adjusted to exclude purchased transportation costs, the impact of acquisitions made since the beginning of the comparative period and the impact of currency fluctuations between comparable periods. This information is among the information the company uses as a basis for evaluating company performance on a comparable basis over time, allocating resources and planning and forecasting of future periods. The company has also provided this information because such adjustments make performance information more comparable to prior disclosures for investors, and may enhance the ability of investors to analyze the company’s performance. This information is not intended to be considered in isolation or as a substitute for, or superior to, the relevant measures prepared and presented in accordance with U.S. GAAP. For more information on these non-GAAP financial measures, please see the tables at the end of this press release.
Safe Harbor Statement:
Certain statements in this news release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Such forward-looking statements may include, but are not limited to, the company’s discussion of the projected growth rates and volatility in carrier rates for the second half of fiscal 2011, the macroeconomic environment, its efforts to implement pricing adjustments and the anticipated impact thereof, yield expectations, efforts to transform the business and the progress being made thereto, the outlook for the future and other statements not of an historical nature. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including but not limited to the economic volatility that has materially impacted trade volumes, transportation capacity, pricing dynamics and overall margins; the financial condition of many of the company’s customers; the impact of sharply rising freight transportation rates on the company’s net revenue; planned or unplanned consequences of the company’s sales initiatives, procurement initiatives and business transformation efforts; the demand for the company’s services; the impact of cost reduction measures undertaken by the company; integration risks associated with acquisitions; increased competition; the impact of volatile fuel costs and changes in foreign exchange rates; changes in the company’s effective tax rates; industry consolidation making it more difficult to compete against larger companies; general economic, political and market conditions, including those in Africa, Asia and EMENA; work stoppages or slowdowns or other material interruptions in transportation services; risks of international operations; risks associated with, and costs and expenses the company will incur as a result of, the ongoing publicly announced U.S. Department of Justice and other governmental investigations into the pricing practices of the air cargo transportation industry and other similar or related investigations and lawsuits; the success and effects of new strategies; disruptions caused by epidemics, conflicts, wars and terrorism; and the other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission. Although UTi believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, the company cannot assure the reader that the results contemplated in forward-looking statements will be realized in the timeframe anticipated or at all. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved. Accordingly, investors are cautioned not to place undue reliance on the company’s forward-looking statements. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
# # #
(Tables Follow)

UTi Worldwide Inc.
Condensed Consolidated Statements of Income
(in thousands, except share and per share amounts)

	Three months ended July 31,		Six months ended July 31,
	2010	2009	2010	2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Airfreight forwarding	$419,439	$270,010	$787,131	$509,298
Ocean freight forwarding	304,626	205,548	576,458	397,614
Customs brokerage	26,611	23,363	52,046	43,312
Contract logistics	179,299	157,736	356,309	300,662
Distribution	121,219	104,514	238,593	203,014
Other	99,896	79,331	195,709	154,958

Total revenues	1,151,090	840,502	2,206,246	1,608,858

Operating expenses:
Purchased transportation costs:
Airfreight forwarding	336,119	197,906	629,661	373,262
Ocean freight forwarding	257,782	162,865	484,968	315,275
Customs brokerage	2,248	1,564	3,818	2,682
Contract logistics	41,563	28,787	77,286	52,178
Distribution	83,921	69,399	163,038	135,898
Other	50,387	40,615	102,657	80,690

Staff costs	204,519	186,663	411,520	362,466
Depreciation	11,263	10,491	22,675	20,345
Amortization of intangible assets	3,163	2,812	6,507	5,449
Restructuring charges	—	—	—	1,231
Other operating expenses	126,224	116,992	251,263	219,122

Total operating expenses	1,117,189	818,094	2,153,393	1,568,598

Operating income	33,901	22,408	52,853	40,260
Interest expense, net	(3,926)	(2,298)	(8,045)	(5,751)
Other income/(expense), net	171	(796)	1,015	(998)

Pretax income	30,146	19,314	45,823	33,511
Provision for income taxes	9,319	5,907	14,255	10,224

Net income	20,827	13,407	31,568	23,287
Net income attributable to noncontrolling interests	1,958	1,652	2,625	1,687

Net income attributable to UTi Worldwide Inc.	$18,869	$11,755	$28,943	$21,600

Basic earnings per common share attributable to UTi Worldwide Inc. common shareholders	$0.19	$0.12	$0.29	$0.22

Diluted earnings per common share attributable to UTi Worldwide Inc. common shareholders	$0.19	$0.12	$0.28	$0.21

Number of weighted-average common shares outstanding used for per share calculations
Basic shares	100,631,550	99,930,796	100,360,009	99,796,544
Diluted shares	101,707,067	100,956,130	101,702,457	100,963,105

UTi Worldwide Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	July 31,	January 31,
	2010	2010
	(Unaudited)
Assets

Cash and cash equivalents	$392,025	$350,784
Trade receivables, net	889,904	727,413
Deferred income taxes	17,187	16,917
Other current assets	125,407	111,575

Total current assets	1,424,523	1,206,689

Property, plant and equipment, net	187,086	180,422
Goodwill and other intangible assets, net	482,444	486,973
Investments	853	1,717
Deferred income taxes	30,648	31,815
Other non-current assets	33,446	29,430

Total assets	$2,159,000	$1,937,046

Liabilities & Equity

Bank lines of credit	$264,018	$100,653
Short-term borrowings	10,195	8,032
Current portion of long-term borrowings	70,578	69,934
Current portion of capital lease obligations	17,125	16,832
Trade payables and other accrued liabilities	790,490	731,518
Income taxes payable	4,995	1,929
Deferred income taxes	3,372	3,503

Total current liabilities	1,160,773	932,401

Long-term borrowings, excluding current portion	62,173	99,097
Capital lease obligations, excluding current portion	23,441	23,892
Deferred income taxes	30,865	32,874
Retirement fund obligations	6,498	8,123
Other non-current liabilities	27,600	26,377

Commitments and contingencies

UTi Worldwide Inc. shareholders’ equity:
Common stock	472,241	464,731
Retained earnings	396,385	373,548
Accumulated other comprehensive loss	(45,782)	(46,904)

Total UTi Worldwide Inc. shareholders’ equity	822,844	791,375
Noncontrolling interests	24,806	22,907

Total equity	847,650	814,282

Total liabilities and equity	$2,159,000	$1,937,046

UTi Worldwide Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six months ended
	July 31,
	2010	2009
	(Unaudited)

Operating Activities:
Net income	$31,568	$23,287
Adjustments to reconcile net income to net cash (used in)/provided by operating activities:
Share-based compensation costs, net	4,062	4,375
Depreciation	22,675	20,345
Amortization of intangible assets	6,507	5,449
Amortization of debt issuance costs	1,448	86
Deferred income taxes	(1,464)	320
Uncertain tax positions	135	—
Tax benefit relating to share-based compensation	1,880	789
Excess tax benefit from share-based compensation	(61)	—
Gain on disposal of property, plant and equipment	(123)	(6,428)
Provision for doubtful accounts	2,451	867
Other	290	(1,668)
Net changes in operating assets and liabilities	(117,897)	18,880

Net cash (used in)/provided by operating activities	(48,529)	66,302

Investing Activities:
Purchases of property, plant and equipment	(19,718)	(16,752)
Proceeds from disposal of property, plant and equipment	797	10,949
Net (increase)/decrease in other non-current assets	(2,435)	504
Acquisitions and contingent earn-out payments	(3,449)	(2,043)
Other	(160)	352

Net cash used in investing activities	(24,965)	(6,990)

Financing Activities:
Net borrowings/(repayments) under bank lines of credit	163,248	(34,659)
Net increase/(decrease) in short-term borrowings	548	(2,124)
Proceeds from issuance of long-term borrowings	79	56,498
Repayment of long-term borrowings	(37,891)	(36,956)
Debt issuance costs	—	(4,206)
Repayment of capital lease obligations	(10,389)	(10,737)
Dividends paid to noncontrolling interests	(1,719)	(998)
Net proceeds from issuance of ordinary shares	3,388	489
Excess tax benefit from share-based compensation	61	—
Dividends paid	(6,106)	—

Net cash provided by/(used in) financing activities	111,219	(32,693)

Effect of foreign exchange rate changes on cash and cash equivalents	3,516	34,040

Net increase in cash and cash equivalents	41,241	60,659
Cash and cash equivalents at beginning of period	350,784	256,869

Cash and cash equivalents at end of period	$392,025	$317,528

UTi Worldwide Inc.
Segment Reporting
(in thousands)
(Unaudited)

	Three months ended July 31, 2010
		Contract
		Logistics and
	Freight Forwarding	Distribution	Corporate	Total

Revenues	$808,990	$342,100	$—	$1,151,090

Purchased transportation costs	635,147	136,873	—	772,020
Staff costs	94,363	104,664	5,492	204,519
Depreciation	3,965	7,277	21	11,263
Amortization of intangible assets	1,000	2,163	—	3,163
Other operating expense	46,513	74,047	5,664	126,224

Total operating expenses	780,988	325,024	11,177	1,117,189

Operating income/(loss)	$28,002	$17,076	$(11,177)	33,901

Interest expense, net				(3,926)
Other income, net				171

Pretax income				30,146
Provision for income taxes				9,319

Net income				20,827
Net income attributable to noncontrolling interests				1,958

Net income attributable to UTi Worldwide Inc.				$18,869

UTi Worldwide Inc.
Segment Reporting
(in thousands)
(Unaudited)

	Three months ended July 31, 2009
		Contract
	Freight	Logistics and
	Forwarding	Distribution	Corporate	Total

Revenues	$539,364	$301,138	$—	$840,502

Purchased transportation costs	390,259	110,877	—	501,136
Staff costs	85,397	97,637	3,629	186,663
Depreciation	3,722	6,664	105	10,491
Amortization of intangible assets	987	1,825	—	2,812
Other operating expenses	38,313	71,403	7,276	116,992

Total operating expenses	518,678	288,406	11,010	818,094

Operating income/(loss)	$20,686	$12,732	$(11,010)	22,408

Interest expense, net				(2,298)
Other expense, net				(796)

Pretax income				19,314
Provision for income taxes				5,907

Net income				13,407
Net income attributable to noncontrolling interests				1,652

Net income attributable to UTi Worldwide Inc.				$11,755

UTi Worldwide Inc.
Segment Reporting
(in thousands)
(Unaudited)

	Six months ended July 31, 2010
		Contract
	Freight	Logistics and
	Forwarding	Distribution	Corporate	Total

Revenues	$1,530,764	$675,482	$—	$2,206,246

Purchased transportation costs	1,197,482	263,946	—	1,461,428
Staff costs	188,753	211,641	11,126	411,520
Depreciation	7,797	14,505	373	22,675
Amortization of intangible assets	2,030	4,477	—	6,507
Other operating expense	92,883	147,071	11,309	251,263

Total operating expenses	1,488,945	641,640	22,808	2,153,393

Operating income/(loss)	$41,819	$33,842	$(22,808)	52,853

Interest expense, net				(8,045)
Other income, net				1,015

Pretax income				45,823
Provision for income taxes				14,255

Net income				31,568
Net income attributable to noncontrolling interests				2,625

Net income attributable to UTi Worldwide Inc.				$28,943

UTi Worldwide Inc.
Segment Reporting
(in thousands)
(Unaudited)

	Six months ended July 31, 2009
		Contract
	Freight	Logistics and
	Forwarding	Distribution	Corporate	Total

Revenues	$1,032,954	$575,904	$—	$1,608,858

Purchased transportation costs	749,623	210,362	—	959,985
Staff costs	166,302	189,015	7,149	362,466
Depreciation	7,349	12,792	204	20,345
Amortization of intangible assets	1,813	3,636	—	5,449
Restructuring costs	—	—	1,231	1,231
Other operating expenses	76,178	136,894	6,050	219,122

Total operating expenses	1,001,265	552,699	14,634	1,568,598

Operating income/(loss)	$31,689	$23,205	$(14,634)	40,260

Interest expense, net				(5,751)
Other expense, net				(998)

Pretax income				33,511
Provision for income taxes				10,224

Net income				23,287
Net income attributable to noncontrolling interests				1,687

Net income attributable to UTi Worldwide Inc.				$21,600

Geographic Reporting
(in thousands)
(Unaudited)

	Three months ended July 31, 2010
				Contract
		Contract		Logistics
		Logistics	Freight	and
	Freight	and	Forwarding	Distribution
	Forwarding	Distribution	Net	Net	Operating
	Revenue	Revenue	Revenue	Revenue	Income/(Loss)

EMENA	$229,934	$62,889	$58,572	$35,289	$2,416
Americas	165,538	182,852	44,319	94,454	10,353
Asia Pacific	316,969	11,132	47,868	7,308	16,236
Africa	96,549	85,227	23,084	68,176	16,073
Corporate	—	—	—	—	(11,177)

Total	$808,990	$342,100	$173,843	$205,227	$33,901

	Three months ended July 31, 2009
				Contract
		Contract		Logistics
		Logistics	Freight	and
	Freight	and	Forwarding	Distribution
	Forwarding	Distribution	Net	Net	Operating
	Revenue	Revenue	Revenue	Revenue	Income/(Loss)

EMENA	$202,916	$59,994	$59,140	$38,423	$2,553
Americas	113,623	157,439	35,295	87,530	4,431
Asia Pacific	160,965	9,479	36,184	6,627	11,075
Africa	61,860	74,226	18,486	57,681	15,359
Corporate	—	—	—	—	(11,010)

Total	$539,364	$301,138	$149,105	$190,261	$22,408

Geographic Reporting
(in thousands)
(Unaudited)

	Six months ended July 31, 2010
				Contract
		Contract		Logistics
		Logistics	Freight	and
	Freight	and	Forwarding	Distribution
	Forwarding	Distribution	Net	Net	Operating
	Revenue	Revenue	Revenue	Revenue	Income/(Loss)

EMENA	$460,328	$128,083	$117,385	$74,938	$5,203
Americas	315,638	356,156	85,091	184,985	15,241
Asia Pacific	572,031	20,319	86,605	13,928	25,121
Africa	182,767	170,924	44,201	137,685	30,096
Corporate	—	—	—	—	(22,808)

Total	$1,530,764	$675,482	$333,282	$411,536	$52,853

	Six months ended July 31, 2009
				Contract
		Contract		Logistics
		Logistics	Freight	and
	Freight	and	Forwarding	Distribution
	Forwarding	Distribution	Net	Net	Operating	Restructuring
	Revenue	Revenue	Revenue	Revenue	Income/(Loss)	Charges

EMENA	$386,748	$113,550	$109,926	$75,310	$1,224	$—
Americas	219,711	309,384	69,360	172,920	7,558	—
Asia Pacific	306,480	16,788	69,498	11,799	19,120	—
Africa	120,015	136,182	34,547	105,513	26,992	—
Corporate	—	—	—	—	(14,634)	1,231

Total	$1,032,954	$575,904	$283,331	$365,542	$40,260	$1,231

UTi Worldwide Inc.
Revenue Growth Reconciliation
(in thousands)
(Unaudited)
Set forth below is a reconciliation of our organic growth in our revenues and net revenues over the corresponding prior-year period.

	Revenues		Net Revenues

Three months ended July 31, 2009	$840,502		$339,366
Add: Acquisitions impact (1)	4,511	1%	617	—%
Add: Currency impact (2)	94	—%	2,143	1%
Organic growth	305,983	36%	36,944	11%

Three months ended July 31, 2010	$1,151,090		$379,070

(1)	Relates to revenues and net revenues in the current period for businesses acquired from May 2009.

(2)
Represents the fluctuations in foreign currency exchange rates when balances are translated on constant currency basis into U.S. dollars. The company makes constant currency computations using actual results computed at the foreign currency exchange rates for the comparative prior period.

UTi Worldwide Inc.
Revenue Growth Reconciliation
(in thousands)
(Unaudited)
Set forth below is a reconciliation of our organic growth in our revenues and net revenues over the corresponding prior-year period.

	Revenues		Net Revenues

Six months ended July 31, 2009	$1,608,858		$648,873
Add: Acquisitions impact (3)	7,672	—%	1,040	—%
Add: Currency impact (4)	77,666	5%	35,327	5%
Organic growth	512,050	32%	59,578	9%

Six months ended July 31, 2010	$2,206,246		$744,818

(3)	Relates to revenues and net revenues in the current period for businesses acquired from February 2009.

(4)
Represents the fluctuations in foreign currency exchange rates when balances are translated on constant currency basis into U.S. dollars. The company makes constant currency computations using actual results computed at the foreign currency exchange rates for the comparative prior period.

UTi Worldwide Inc.
Total Operating Expense Reconciliation
(in thousands)
(Unaudited)
Set forth below is a reconciliation of our organic growth in our operating expenses over the corresponding prior-year period.

	Three months ended
	July 31, 2010	July 31, 2009

Total operating expenses	$1,117,189	$818,094
Less: Purchased transportation costs	772,020	501,136

Adjusted operating expenses	$345,169	316,958

Reconciliation of adjusted operating expenses
Add: Acquisition impact (5)		457	—%
Add: Currency impact (6)		1,209	—%
Add: Organic impact		26,545	8%

Adjusted operating expenses for the three months ended July 31, 2010		$345,169

(5)	Relates to operating expenses in the current period for businesses acquired from May 2009.

(6)
Represents the fluctuations in foreign currency exchange rates when balances are translated on constant currency basis into U.S. dollars. The company makes constant currency computations using actual results computed at the foreign currency exchange rates for the comparative prior period.

UTi Worldwide Inc.
Total Operating Expense Reconciliation
(in thousands)
(Unaudited)
Set forth below is a reconciliation of our organic growth in our operating expenses over the corresponding prior-year period.

	Six months ended
	July 31, 2010	July 31, 2009

Total operating expenses	$2,153,393	$1,568,598
Less: Purchased transportation costs	1,461,428	959,985

Adjusted operating expenses	$691,965	608,613

Reconciliation of adjusted operating expenses
Add: Acquisition impact (7)		774	—%
Add: Currency impact (8)		32,095	5%
Add: Organic impact		50,483	8%

Adjusted operating expenses for the six months ended July 31, 2010		$691,965

(7)	Relates to operating expenses in the current period for businesses acquired from February 2009.

(8)
Represents the fluctuations in foreign currency exchange rates when balances are translated on constant currency basis into U.S. dollars. The company makes constant currency computations using actual results computed at the foreign currency exchange rates for the comparative prior period.